Exhibit 99.1

ATN International, Inc. Completes Initial Closing on the Sale of its Towers
and Updates 2026 Outlook

ATN received $268 million in cash proceeds upon initial closing

BEVERLY, Mass., June 2, 2026 (GLOBE NEWSWIRE) -- ATN International, Inc. (“ATN”, the “Company”, “we”, “us”, and “our”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, announced that its subsidiary, Commnet Wireless, LLC and certain of its subsidiaries have completed the initial closing (the “initial closing”) of the previously disclosed sale of Southwestern U.S. towers and related operations (the “Tower Portfolio”). to EIP Holdings IV, LLC, an affiliate of Everest Infrastructure Partners, Inc. for $268 million in cash (the “Tower Portfolio Transaction”).

“The initial closing of the Tower Portfolio Transaction represents an important milestone in building a stronger, more resilient ATN,” said Naji Khoury, Chief Executive Officer of ATN. “With net proceeds from the initial closing broadly the size of our annual Adjusted EBITDA, we are enhancing our liquidity and financial flexibility. This positions us to execute disciplined capital allocation and invest in opportunities that drive performance and deliver long-term stockholder value.”

Subsequent closings, up to an additional $30 million in proceeds, are expected to occur over the next twelve months, subject to the achievement of specified construction and operational milestones at sites not transferred at the initial closing.

As previously disclosed, the Company will allocate $68 million of the initial closing proceeds to repay borrowings outstanding under its CoBank revolving credit facility.

The Company expects the impact of the initial closing will reduce the remaining seven months of 2026 consolidated and US Telecom segment revenues by $3 million, operating income by $4 million, and Adjusted EBITDA1 by $7 million. As a result, the Company’s previously disclosed 2026 full-year Adjusted EBITDA1 outlook of $190 to $200 million is now expected to be $183 million to $193 million.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), this press release also contains forward-looking Adjusted EBITDA, a non-GAAP financial measure.

1Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring and reorganization expenses, the loss on dispositions, transfers and contingent consideration, and non-cash stock-based compensation.

The Company believes that the inclusion of this non-GAAP financial measure helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The forward-looking non-GAAP financial measure included in this press release is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP and should be used supplementally to the Company’s GAAP financial results.

Forward-looking Adjusted EBITDA for the full-year 2026 excludes potential charges or gains that may be recorded during the fiscal year, including among other things such as restructuring and reorganization expenses, transaction-related expenses and gains or losses on dispositions, transfers and contingent consideration. The Company has not attempted to provide a reconciliation of such forward-looking non-GAAP earnings guidance to the comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because of the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliation would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, its future revenues, operating income, cash flows, network and operating costs, Adjusted EBITDA, and capital investments; additional closings of the remaining Tower Portfolio and the timing thereof; the Company’s liquidity; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others: (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, the impact of cost savings initiatives, and the retention of and future growth of the Company’s subscriber base and average revenue per user; (2) our ability to satisfy other remaining conditions to achieve subsequent closings with respect to sites in the Tower Portfolio; (3) with respect to the use of proceeds resulting from the Tower Portfolio, the timing, manner and extent to which such proceeds are deployed may be affected by future market conditions, potential changes in tax laws and the Company's ability to develop corporate investment and strategic opportunities; (4) government regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (5) the impact (if any) of geopolitical instability and U.S. military presence in the Caribbean; (6) management transitions, and the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (7) the Company’s reliance on a limited number of key suppliers and vendors for timely and cost-effective supply of equipment and services relating to the Company’s network infrastructure; (8) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (9) the Company’s ability to realize expansion plans for its fiber markets; (10) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (11) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (12) the Company’s continued access to capital and credit markets on terms it deems favorable; (13) the Company’s ability to successfully replace revenue declines in its US Telecom businesses as a result of the pending US tower portfolio sale through carrier, enterprise broadband, and consumer-based broadband services; (14) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities impacting the Company’s operations, including those resulting from changes and uncertainties related to trade policies and tariff regulations, financial market volatility and disruption, uncertain economic conditions in the U.S. and abroad, inflationary concerns, and other macroeconomic headwinds including increased costs and supply chain disruptions; (15) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (16) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2026 and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by applicable law.

Company Contact: Michele Satrowsky SVP, Head of IR & Treasury ATN International Inc. ir@atni.com	Investor Relations Contact: Joe Noyons or Kelley Buchhorn Three Part Advisors, LLC jnoyons@threepa.com; kbuchhorn@threepa.com

Table 1

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

Forecasted Impact on Statement of Operations

For the year ended December 31, 2026

Forecasted Impact
Revenue decrease	$(3,000)

Operating expense increases	(4,000)
Depreciation expense decrease	3,000
Operating income decrease	$(4,000)

Adjustments from Operating Income to EBITDA:
Depreciation expense decrease	(3,000)
EBITDA decrease	$(7,000)

Adjustments from EBITDA to Adjusted EBITDA:
None	-
Adjusted EBITDA decrease	$(7,000)